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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K



                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934





        Date of report (Date of earliest event reported)  August 9, 1996




                             QUANEX CORPORATION
- --------------------------------------------------------------------------------
           (Exact name of registrant as specified in its charter)

           DELAWARE                     1-5725                 38-1872178
- ------------------------------  ----------------------  ------------------------
State or other jurisdiction of  Commission File Number      (I.R.S. Employer
incorporation or organization)                             Identification No.)


            1900 West Loop South, Suite 1500, Houston, Texas  77027
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             (Address of principal executive offices and zip code)




      Registrant's telephone number, including area code:  (713) 961-4600





                                  No Change
        -------------------------------------------------------------
        (Former name or former address, if changed since last report)


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Item 2 - Acquisition or Disposition of Assets

On August 9, 1996, pursuant to an asset purchase agreement among the Company, Piper Impact, Inc., a Delaware corporation, Piper Impact, Inc., a Tennessee corporation ("Piper"), B. F. Sammons and M. W. Robbins, the Company closed on the acquisition of substantially all the assets of Piper, a manufacturer of custom-designed, impact-extruded aluminum and steel parts for the transportation, electronics and defense markets. Piper's net sales for the years ended December 31, 1995 and 1994, were $106.9 million and $95.3 million, respectively. Piper has production facilities in New Albany, Mississippi and Park City, Utah. The Company intends to continue to devote the assets purchased to the manufacture of impact extrusions.

Piper's assets, net of various liabilities, were acquired for approximately $130 million in cash, cash equivalents, and notes. The purchase price will be allocated to the assets and liabilities of Piper based on their estimated fair values. The Company anticipates that the purchase price and associated acquisition expenses will exceed the fair value of Piper's net assets, with the excess to be recorded as goodwill.

To finance the acquisition, the Company entered into an unsecured revolving credit/term loan facility with a group of five banks which provides for the borrowing of up to $250 million. This agreement replaced the Company's $75 million revolving credit facility.

Item 7 - Financial Statements and Exhibits

a) It is impracticable to provide financial statements as of the date of this report. The financial statements will be filed as soon as practicable, but no later than October 25, 1996.

b) It is impracticable to provide pro-forma financial information as of the date of this report. The pro-forma financial information will be filed as soon as practicable, but no later than October 25, 1996.

c)   Exhibits:

     Exhibit 2.1 Asset Purchase Agreement dated July 31, 1996, among the Company, Piper Impact, Inc., a Delaware corporation, Piper Impact, Inc., a Tennessee corporation, B. F. Sammons and M.
                   W. Robbins.

     Exhibit 4.1 $250,000,000 Revolving Credit and Term Loan Agreement dated as of July 23, 1996, among the Company, Comerica Bank, as Agent, and Harris Trust and Savings Bank and Wells Fargo Bank (Texas), N.A. as Co-Agents.

     Exhibit 99 Press release dated August 12, 1996, announcing the completion of the acquisition of Piper Impact, Inc.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  QUANEX CORPORATION
                                      ------------------------------------------
                                                    Registrant


Date  August 21, 1996                 /s/ Wayne M. Rose
      ---------------                 ------------------------------------------
                                      Wayne M. Rose
                                      Vice President and Chief Financial Officer

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                                EXHIBIT INDEX


     Exhibit 2.1 Asset Purchase Agreement dated July 31, 1996, among the Company, Piper Impact, Inc., a Delaware corporation, Piper Impact, Inc., a Tennessee corporation, B. F. Sammons and M.
                   W. Robbins.

     Exhibit 4.1 $250,000,000 Revolving Credit and Term Loan Agreement dated as of July 23, 1996, among the Company, Comerica Bank, as Agent, and Harris Trust and Savings Bank and Wells Fargo Bank (Texas), N.A. as Co-Agents.

     Exhibit 99 Press release dated August 12, 1996, announcing the completion of the acquisition of Piper Impact, Inc.